pledge agreement

This Pledge Agreement (the “Pledge Agreement”), dated May 25, 2018, is by and between PoC Capital, LLC, a California limited liability company (the “Pledgor”) and Processa Pharmaceuticals, Inc., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, pursuant to an agreement dated May 25, 2018 by and between the Pledgor and the Secured Party (the “Agreement”), the Pledgor has agreed to fund $1,800,000 in clinical trials for the Secured Party in exchange for the Secured Party issuing 792,952 shares of the Secured Party’s common stock and warrants to purchase 792,952 shares of the Secured Party’s common stock; and

WHEREAS, the Pledgor and the Secured Party desire to have the Pledgor grant to the Secured Party a security interest in the Pledged Collateral (as defined below) to secure the payment of the Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

Article I

Securing Interest and Pledge

Section 1.01 Security Interest and Pledge. The Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, a security interest in 396,476 shares of the Secured Party’s common stock (the “Pledged Shares”) and the certificate representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and a security interest in warrants to purchase 396,476 shares of the Secured Party’s common stock (the “Pledged Warrants”) and the certificate representing the Pledged Warrants (collectively, the “Pledged Collateral”).

Section 1.02 Security for Obligations. This Pledge Agreement secures the payment of all obligations and liabilities of the Pledgor now or hereafter existing under the Agreement (including, but not limited to, expenses incurred by the Secured Party to preserve and maintain the Pledged Collateral, collect any of the obligations herein described or enforce this Pledge Agreement) or otherwise, and all obligations of the Pledgor now or hereafter existing under this Pledge Agreement (all such obligations of the Pledgor being herein referred to as the “Obligations”).

Article II

Representations and Warranties

The Pledgor represents and warrants to the Secured Party that:

Section 2.01 Title. The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest (other than the security interest granted herein), option or other charge or encumbrance.

Section 2.02 Authorized Pledge. The Pledgor’s execution and delivery of, and performance of its obligations under, this Pledge Agreement does not contravene any law or contractual restriction binding on or affecting either the Pledged Collateral or the Pledgor. Further, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (a) the pledge of the Pledged Collateral pursuant to this Pledge Agreement, (b) the execution, delivery or performance of this Pledge Agreement by the Pledgor, or (c) the Secured Party’s exercise of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except in connection with such disposition by laws affecting the offering and sale of securities generally).

Section 2.03 Legal, Valid and Binding Obligation. This Pledge Agreement is enforceable in accordance with its terms and is the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with its terms.

Section 2.04 First Priority Perfected Security Interest. The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first lien security interest in the Pledged Collateral, securing the payment and performance of the Obligations.

Article III

Affirmative and Negative Covenants

The Pledgor covenants and agrees as follows:

Section 3.01 Delivery of the Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral are hereby, or shall be at the Secured Party’s request, delivered to the Secured Party and are either in suitable form for transfer by delivery, or are accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Secured Party.

Section 3.02 Transfers and Other Liens. Without the prior written consent of the Secured Party, the Pledgor shall not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Pledge Agreement.

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Section 3.03 Distributions. If the Pledgor shall become entitled to receive or shall receive (a) any stock certificate or voting trust certificate, or (b) any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any liquidation, reorganization, option or rights, whether as an addition to, in substitution of, or in exchange for any Pledged Collateral, the Pledgor shall (i) accept the same as the Secured Party’s agent, (ii) hold the same in trust for the Secured Party, and (iii) deliver the same immediately to the Secured Party in the exact form received, with an appropriate endorsement of the Pledgor and/or appropriate undated stock powers or assignment of stock certificate or voting trust certificate, duly executed in blank, to be held by the Secured Party as Pledged Collateral, subject to the terms hereof.

Section 3.04 Further Assurances. The Pledgor agrees that, at any time and from time to time after the date of this Pledge Agreement, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral or, any portion thereof, including without limitation the execution and filing of any UCC financing statement with respect to the Pledged Shares as the same may constitute “investment property” under the Uniform Commercial Code.

Section 3.05 Taxes. The Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies and other governmental charges imposed on it or its property, except the Pledgor shall not be required to pay or discharge any tax, assessment, levy or other governmental charge if (a) the amount or validity thereof is being contested by the Pledgor in good faith by appropriate proceedings diligently pursued, (b) such proceedings do not involve any danger of sale, forfeiture or loss of the Pledged Collateral or any part or interest therein, and (c) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

Section 3.06 Notification. The Pledgor shall promptly notify the Secured Party of (a) any lien, security interest, encumbrance or claim made or threatened against the Pledged Collateral, and (b) the occurrence or existence of any Event of Default (as hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

Article IV
Rights of the Secured Party and the Pledgor

Section 4.01 Attorney-in-Fact. The Pledgor hereby appoints the Secured Party as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the discretion of the Secured Party, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

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Section 4.02 Voting Rights and Dividends. Except as otherwise provided in Section 5.02, the Pledgor shall be entitled to:

(a)	exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with 11 the terms of this Pledge Agreement or the Agreement; provided, however, that the Pledgor shall not exercise, or shall refrain from exercising, any such right if, in the Secured Party’s reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

(b)	receive and retain all cash dividends or distributions paid on or in respect of the Pledged Collateral.

Section 4.03 Secured Party May Perform. If the Pledgor fails to perform any agreement contained herein, the Secured Party may perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 6.01.

Section 4.04 Secured Party’s Duty of Care. Other than the exercise of reasonable care in the physical custody of the Pledged Collateral while held by the Secured Party hereunder, the Secured Party shall have no responsibility for, or obligation or duty with respect to, all or any part of the Pledged Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due with respect thereto or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral. Without limiting the generality of the foregoing, the Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Pledged Collateral if it takes such action for purposes of preserving rights in the Pledged Collateral, as the Pledgor may reasonably request in writing; provided, however, that no refusal, failure, omission or delay by the Secured Party in complying with any such request shall be deemed to be a failure to exercise reasonable care.

Section 4.05 Releases of Pledged Collateral. The Secured Party agrees to release to Pledgor from the operation of this Pledge Agreement 198,238 of the Pledged Shares and 198,238 of the Pledged Warrants when $720,000 of the Pledgor’s Obligations has been paid. The Secured Party agrees to release to Pledgor the balance of the Pledged Collateral from the operation of this Pledge Agreement when $1,260,000 of the Pledgor’s Obligations has been paid.

Article V

Default

Section 5.01 Event of Default. As used herein, the term “Event of Default” shall mean the occurrence of any of the following events: (a) a failure by Pledgor to pay any Obligation that arises pursuant to the terms of the Agreement or this Pledge Agreement, (b) the occurrence of any other default under the Agreement, (c) the Pledgor’s non-compliance with, or failure to perform, any agreement contained herein, or (d) the making of any representation, statement or warranty of the Pledgor contained herein or given pursuant hereto that is untrue as of the date made.

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Section 5.02 Voting Rights and Dividends After an Event of Default. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights and to receive cash dividends or other distributions in respect of the Pledged Collateral, which the Pledgor would otherwise be entitled to exercise or receive pursuant to Section 4.02, shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends or other distributions.

Section 5.03 Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Secured Party may, without limiting any of its other rights or remedies at law or in equity, retain that portion of the Pledged Collateral which satisfies the Obligations. Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Article VI

Miscellaneous

Section 6.01 Expenses. The Pledgor shall be liable for the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Secured Party may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody, preservation, sale or collection of, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 6.02 Absolute Security Interest. All rights of the Secured Party and the security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of any agreement or instrument relating hereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement;

(c)	any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; and

(d)	any other circumstance that might otherwise constitute a defense available to or a discharge of, the Pledgor in respect of the Obligations.

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Section 6.03 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the expiration of the Obligations or the payment of $1,260,000 of the Obligations arising under the Agreement and this Pledge Agreement, (b) be binding upon the Pledgor, its heirs, successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns.

Section 6.04 Amendments and Waivers. No amendment or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.05 Addresses for Notices. Any notice, consent, demand, request, approval or other communication to be given under this Pledge Agreement by either party to the other shall be in writing and shall be either (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) delivered by overnight express delivery service or same-day local courier service, (d) or by email, (1) if to Pledgor, at PoC Capital, LLC, 2995 Woodside Rd, Suite 400-121, Woodside, CA 94062 , Attention: Daron Evans , and (2) if to Secured Party, to Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076, Attention: Wendy Guy, email: wguy@processapharmaceuticals.com, or to such other address as may be designated by the parties from time to time in accordance with this Section.

Notices, consents, or other communications delivered personally, by overnight express delivery service or by courier service, or by email shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing.

Section 6.06 Termination. Upon the expiration of the Obligations or the payment of $1,260,000 of the Obligations arising under the Agreement and this Pledge Agreement, or at such earlier time as the Secured Party may specify in writing, this Pledge Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without recourse, warranty or representation whatsoever, any remaining Pledged Collateral to the Pledgor.

Section 6.07 Headings. The headings and captions used herein are for convenience only and shall not affect the interpretation of this Pledge Agreement.

Section 6.08 Survival of Representations and Warranties. All representations and warranties made in this Pledge Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Pledge Agreement, and no investigation by the Secured Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

Section 6.09 Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Section 6.10 Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement.

Section 6.11 Number and Gender. Whenever the context requires, references in this Pledge Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

Section 6.12 Governing Law and Venue. The parties acknowledge and agree that this Pledge Agreement and the obligations and undertakings of the parties hereunder will be performable in Howard County, Maryland. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any action is brought to enforce or interpret this Pledge Agreement, venue for such action shall be in Howard County, Maryland.

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IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR

PoC Capital, LLC

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	Managing Director

SECURED PARTY

Processa Pharmaceuticals, Inc.

By:	/s/ David Young
Name:	David Young
Title:	Chief Executive Officer

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